Exhibit 99.1

NAVISTAR LAUNCHES CASH TENDER OFFERS AND CONSENT SOLICITATIONS FOR CERTAIN OUTSTANDING DEBT

Company Also Provides Update on Accounting Review

WARRENVILLE, Ill. - February 21 - Navistar International Corporation (NYSE: NAV) announced today that it has launched a cash tender offer and consent solicitation for three series of its outstanding senior note debt securities.

The cash tender offers and consent solicitations are for each of the following series of Navistar’s outstanding long-term senior debt: $393 million in aggregate principal amount of 9 ⅜ percent senior notes due 2006; $250 million in aggregate principal amount of 7 ½ percent senior notes due 2011; and $400 million in aggregate principal amount of 6 ¼ percent senior notes due 2012. Specific terms and details of the cash tender offers and consent solicitations are set forth below.

Navistar announced on February 9th that it received a commitment from a group of lenders to provide it with a $1.5 billion three-year senior unsecured credit agreement arranged by Credit Suisse, including Banc of America Securities, Citigroup Corporate and Investment Banking and J.P. Morgan Chase Bank. The company is currently negotiating the terms of the definitive loan agreement and upon satisfaction or waiver of the conditions contained in such commitment letter and such loan agreement, or the funding of an otherwise acceptable loan facility, Navistar expects to use the borrowings to fund the tender offers and consent solicitations.

Navistar announced on January 17th that it would not file its Annual Report on Form 10-K for fiscal year ended 2005 by the filing deadline because of an ongoing review of a number of complex and technical accounting items. Navistar continues to work toward a resolution of these items and progress is being made. The company’s review of the accounting matters may result in changes to its previously issued financial statements, including the possibility of a restatement. In light of the accounting review, Navistar is not able to give earnings guidance for fiscal year 2005. Among the items being reviewed are whether certain leases should have been capitalized rather than accounted for as operating leases, whether certain affiliates should have been consolidated rather than reported on the equity method, and certain timing adjustments that would shift revenue and expense amounts between reporting periods. Matters identified at this stage are necessarily preliminary and subject to change. To assist in the ongoing efforts to complete the review of the company’s financial statements, the company has retained external consultants, including Huron Consulting Group and Skadden, Arps, Slate, Meagher & Flom, LLP.

Daniel C. Ustian, chairman, president and chief executive officer said “Thanks to the $1.5 billion commitment from our relationship banks, Navistar will be able to tender for its outstanding senior notes, thereby controlling our capital structure and giving confidence to our customers, suppliers and other important constituents that we will be able to execute on our strategic plan."

Bob Lannert, vice chairman and chief financial officer added, "By tendering at no less than par, Navistar is meeting its full obligation to bond holders. In addition, the resulting capital structure will provide the company with the time necessary to complete its public filings and the flexibility to pursue future financings on the best terms available."

“As previously announced, the trustee of our public debt has notified the company that it is in default on various issuances of the company’s existing debt because we have not yet filed our Annual Report on Form 10-K for fiscal year ended 2005”, said Daniel C. Ustian. “While we dispute the default notices, our tender offers will allow those bondholders who believe we are in default to redeem their holdings, ensuring that management is able to focus all of its attention on operations in this strong 2006 truck market.”

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Exhibit 99.1 (continued)

Terms of the Tender Offer and Consent Solicitations

Under the terms of the senior notes tender offers, Navistar is offering to purchase the outstanding senior notes for a total consideration, per each $1,000.00 principal amount of the senior notes, equal to $960.00 with respect to the 7 ½ percent notes and 6 ¼ percent notes and $968.75 with respect to the 9 ⅜ percent notes, plus in each case an additional consent payment equal to the product of $40.00 multiplied by a fraction, the numerator of which is the aggregate principal amount outstanding of the applicable series of senior notes and the denominator of which is the aggregate principal amount of such series of senior notes validly tendered and not validly withdrawn prior to the consent time, plus in each case all accrued and unpaid interest through, but not including, the date of purchase. Holders who validly tender and do not withdraw on or prior to 5:00 p.m. EST, on March 2, 2006 (the "consent time"), will receive the total consideration. Holders who validly tender after the consent time and do not withdraw on or prior to the senior notes tender offer expiration date will receive the tender consideration equal to $960.00 with respect to the 7 ½ percent notes and 6 ¼ percent notes and $968.75 with respect to the 9 ⅜ percent notes, plus in each case all accrued and unpaid interest through, but not including, the date of purchase.

The senior notes tender offers will expire at 5:00 p.m. EST, on March 20, 2006, unless extended or earlier terminated. Payments of the total consideration for the senior notes validly tendered and not withdrawn on or prior to the consent time and accepted for purchase will be made after the consent time.

Payments of the tender consideration for the senior notes validly tendered after the consent time and on or prior to the senior notes tender offer expiration date and accepted for purchase will be made promptly after the senior notes tender offer expiration date.

In connection with the senior notes tender offers, Navistar is soliciting the consents of the holders of the senior notes to proposed amendments to the indentures governing the senior notes. The primary purpose of the solicitation and proposed amendment is to waive any and all defaults and events of defaults existing under the senior notes indentures, eliminate substantially all of the material restrictive covenants, specified affirmative covenants and certain events of default and related provisions in the senior notes indentures and rescind any and all prior notices of default and/or acceleration delivered to Navistar pursuant to such indentures. In order to be effective, holders of a majority in aggregate principal amount of each series of the senior notes must consent to the proposed amendments. Holders may not tender their notes without delivering the related consents.

The consummation of the senior notes tender offers are conditioned upon, among other things, the receipt of sufficient proceeds from one or more debt financings to fund the senior notes tender offers, Navistar’s audit for its fiscal year 2005 not being completed and the consent of the holders of a majority in aggregate principal amount of each series of the senior notes to the proposed amendment to the indenture governing each series of the senior notes. Each of the senior notes tender offers is a separate offer, but each of the senior notes tender offers are conditioned upon and subject to completion of the other senior notes tender offers, subject to waiver by Navistar. The senior notes tender offers are also subject to customary closing conditions. If any of the conditions are not satisfied, Navistar is not obligated to accept for payment, purchase or pay for, or may delay the acceptance for payment of, any tendered senior notes, and may terminate the senior notes tender offers. Full details of the terms and conditions of the senior notes tender offer are included in Navistar’s Offer to Purchase and Consent Solicitation statement, dated February 21, 2006.

Citigroup, Credit Suisse and Banc of America Securities LLC will act as Dealer Managers for the tender offers and consent solicitations for the senior notes. Questions regarding the tender offers or consent solicitations may be directed to Citigroup Corporate and Investment Banking at 800-558-3745 (toll-free) or at 212-723-6106 or Credit Suisse at 800-820-1653 (toll-free) or at 212-538-7969.

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Exhibit 99.1 (continued)

Global Bondholder Services Corporation will act as the Information Agent for the tender offers and consent solicitations for the senior notes. Requests for documents related to the tender offers and consent solicitations may be directed to Global Bondholder Services Corporation at 866-857-2200 (toll-free) or at 212-430-3774.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The tender offers are being made only through an offer to purchase and related materials. Holders of the notes should read carefully the offer to purchase and related materials because they contain important information. Navistar intends to mail a copy of the applicable offer to purchase to each of the holders of the notes.

Navistar International Corporation (NYSE: NAV) is the parent company of International Truck and Engine Corporation. The company produces International® brand commercial trucks, mid-range diesel engines and IC brand school buses, Workhorse brand chassis for motor homes and step vans, and is a private label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. Navistar is also a provider of truck and diesel engine parts and service sold under the International® brand. A wholly owned subsidiary offers financing services. Additional information is available at: www.nav-international.com.

Forward Looking Statements
Information provided and statements made that are not purely historical are forward -looking. Such forward-looking statements only speak as of the date of this report and we assume no obligation to update the information included in this report, whether as a result of new information, future events or otherwise. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions which could have a material adverse effect on the company’s liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many other factors that could cause actual results to differ materially from those in the forward-looking statements.  For a further description of these and other factors, see Exhibit 99.1 to our Form 10-K for the fiscal year ended October 31, 2004.

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